Short-Term Bond Fund of America
February 28, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$16,540
Class B	$-
Class C	$110
Class T*	$-
Class F-1	$688
Class F-2	$1,935
Class F-3	$1,611
Total	$20,884
Class 529-A	$1,783
Class 529-B	$-
Class 529-C	$86
Class 529-E	$71
Class 529-T*	$-
Class 529-F-1	$431
Class R-1	$7
Class R-2	$76
Class R-2E	$2
Class R-3	$204
Class R-4	$195
Class R-5	$76
Class R-5E	$1
Class R-6	$10,882
Total	$13,814
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0536
Class B	$-
Class C	$0.0172
Class T	$0.0664
Class F-1	$0.0516
Class F-2	$0.0649
Class F-3	$0.0693
Class 529-A	$0.0516
Class 529-B	$-
Class 529-C	$0.0153
Class 529-E	$0.0401
Class 529-T	$0.0636
Class 529-F-1	$0.0628
Class R-1	$0.0163
Class R-2	$0.0168
Class R-2E	$0.0281
Class R-3	$0.0381
Class R-4	$0.0532
Class R-5E	$0.0700
Class R-5	$0.0673
Class R-6	$0.0704
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	303,439
Class B	-
Class C	6,284
Class T	1
Class F-1	12,720
Class F-2	29,307
Class F-3	24,587
Total	376,338
Class 529-A	37,202
Class 529-B	-
Class 529-C	4,002
Class 529-E	1,805
Class 529-T	1
Class 529-F-1	7,279
Class R-1	422
Class R-2	4,471
Class R-2E	60
Class R-3	5,254
Class R-4	3,485
Class R-5	1,099
Class R-5E	24
Class R-6	168,431
Total	233,535
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$9.83
Class B	$-
Class C	$9.72
Class T	$9.83
Class F-1	$9.83
Class F-2	$9.83
Class F-3	$9.83
Class 529-A	$9.83
Class 529-B	$-
Class 529-C	$9.69
Class 529-E	$9.82
Class 529-T	$9.83
Class 529-F-1	$9.83
Class R-1	$9.71
Class R-2	$9.70
Class R-2E	$9.83
Class R-3	$9.82
Class R-4	$9.83
Class R-5E	$9.83
Class R-5	$9.83
Class R-6	$9.83
* Amount less than one thousand